UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2001

NEW CENTURY FINANCIAL CORPORATION
(Exact Name of Issuer as Specified in its Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
18400 Von Karman, Suite 1000, Irvine, California (Address of Principal Executive Offices)	92612 (Zip Code)

Registrant's telephone number, including area code (949) 440-7030

ITEM 5. OTHER EVENTS

    We are filing this report on Form 8-K to disclose the following information regarding legal proceedings involving us, and to update the disclosure of our legal proceedings contained in our Registration Statement on Form S-3 (Registration No. 333-66694)

    (a) Fairbanks. In May 2001, Fairbanks Capital initiated arbitration against New Century Mortgage Corporation for breach of contract, breach of implied covenant of good faith, fraud and negligent misrepresentation stemming from our decision to sell our servicing rights to Ocwen Federal Bank FSB instead of closing a sub-servicing arrangement that we had negotiated with Fairbanks. Fairbanks sought damages of approximately $3.9 million notwithstanding the fact that we paid Fairbanks a $750,000 break-up fee as specified in our agreement. The arbitration hearing took place in September. In November, the arbitrator issued his award in favor of New Century, finding that Fairbanks was not entitled to any monies other than the previously tendered break-up fee.

    (b) Ngo. In November 2001, Shirley H. Ngo filed a class action complaint against New Century Mortgage Corporation in the U.S. District Court for the Northern District of Georgia. The complaint alleges that payments we make to mortgage brokers, referred to as yield spread premiums, violate the federal Real Estate Settlement Procedures Act. Our response is due in January 2002. We believe that the allegations lack merit, and intend to defend ourselves vigorously.

    (c) Barney. In December 2001, Sandra Barney filed a class action complaint against New Century Mortgage Corporation in the Circuit Court in Cook County, Illinois. The complaint alleges the unauthorized practice of law and violation of the Illinois Consumer Fraud Act for performing document preparation services for a fee by non-lawyers, and seeks to recover the fees charged for the document preparation, compensatory and punitive damages, attorneys' fees and costs. Our response is due in January 2002. We believe that the allegations lack merit, and intend to defend ourselves vigorously.

    The furnishing of this information is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information it contains is material investor information that is not otherwise publicly available. In addition, all of the information in this report on Form 8-K is presented as of the date of this report, and the Company does not assume any obligation to update such information in the future.

ITEM 7. EXHIBITS

  (a)
  Financial statements of business acquired.

    Not applicable.

  (b)
  Pro forma financial information.

    Not applicable.

  (c)
  Exhibits.

    Not applicable.

Safe Harbor Regarding Forward-Looking Statements

    Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include (i) the belief that the allegations in the Ngo and Barney cases lack merit, and (ii) the intention to defend these actions vigorously. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, (i) changes in the current state of relevant law; (ii) the discovery of facts currently not known by the Company and (iii) the risks identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, its Registration Statement on Form S-2 as filed on October 10, 2001, and its other periodic filings with the Securities and Exchange Commission.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION
December 18, 2001	/s/ ROBERT K. COLE Robert K. Cole Chairman and Chief Executive Officer